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Exhibit 5.3

MAYER    •    BROWN

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com

November 3, 2008

TransCanada PipeLines Limited
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-9 of TransCanada PipeLines Limited.

Very truly yours,
/s/ MAYER BROWN LLP Mayer Brown LLP

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  Exhibit 5.3